Exhibit 10.1

TENTH LOAN MODIFICATION AGREEMENT (DOMESTIC)

This Tenth Loan Modification Agreement (Domestic) (this “Loan Modification Agreement”) is entered into as of March 27, 2015 (the “Tenth Loan Modification (Domestic) Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 30, 2011, evidenced by, among other documents, (i) a certain Second Amended and Restated Loan and Security Agreement (Domestic) dated as of November 30, 2011, as amended by a certain First Loan Modification Agreement (Domestic), dated as of March 30, 2012, as further amended by a certain Second Loan Modification and Waiver Agreement (Domestic), dated as of May 1, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of May 7, 2012, as further amended by a certain Fourth Loan Modification Agreement (Domestic), dated as of December 28, 2012, as further amended by a certain Fifth Loan Modification Agreement (Domestic), dated as of March 29, 2013 as further amended by a certain Sixth Loan Modification and Waiver Agreement (Domestic), dated as of June 28, 2013, as further amended by a certain Seventh Loan Modification and Waiver Agreement (Domestic), dated as of July 31, 2013, as further amended by a certain Eighth Loan Modification Agreement (Domestic), dated as of August 30, 2013 and as further amended by a certain Ninth Loan Modification Agreement, dated as of March 28, 2014 (as may be amended from time to time, the “Loan Agreement”).

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, and the “Intellectual Property Collateral” as described in those certain IP Security Agreements, entered into by each Borrower and Bank, dated as of November 30, 2011 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.9 thereof:

“6.9	Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

(a) Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($21,000,000). Such Tangible Net Worth requirements set forth above shall be increased by (i) fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt issued or incurred after the Ninth Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income.

(b) Liquidity Ratio. A Liquidity Ratio of greater than 1.75:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.”

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and inserting in lieu thereof the following:

“6.9	Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

(a) Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) the following amounts for each quarterly period listed below:

Quarterly Period Ending	Minimum Tangible Net Worth (tangible net loss no worse than)

March 31, 2015, June 30, 2015 and September 30, 2015	($21,500,000)

December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016	($22,500,000)

December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017	($23,500,000)

December 31, 2017 and March 31, 2018	($24,500,000)

(b) Liquidity Ratio. A Liquidity Ratio equal to or greater than 1.50:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.”

2	The Loan Agreement shall be amended by inserting the following new definition in Section 13.1 thereof, in its appropriate alphabetical order:

“Tenth Loan Modification (Domestic) Effective Date” is March 27, 2015.

3	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Revolving Line Maturity Date” is March 31, 2015.”

and inserting in lieu thereof the following:

“Revolving Line Maturity Date” is March 31, 2018.”

4	The Loan Agreement shall be amended by deleting the Compliance Certificate attached as Exhibit B attached thereto and inserting in lieu thereof Exhibit B as attached hereto.

4. FEES. Borrower shall pay to Bank a commitment fee equal to Three Hundred Thousand Dollars ($300,000), which fee shall be fully-earned and non-refundable as of the Tenth Loan Modification (Domestic) Effective Date, and shall be payable as follows: (i) One Hundred Thousand Dollars ($100,000) shall be due and payable on the date hereof; (ii) One Hundred Thousand Dollars ($100,000) shall be due and payable on the earlier to occur of (x) the first anniversary of the Tenth Loan Modification (Domestic) Effective Date and (y) the repayment in full of all outstanding Obligations owed to Bank and the termination of the Bank’s commitment to make any further Credit Extensions; and (iii) One Hundred Thousand Dollars ($100,000) shall be due and payable on the earlier to occur of (x) the second anniversary of the Tenth Loan Modification (Domestic) Effective Date and (y) the repayment in full of all outstanding Obligations owed to Bank and the termination of the Bank’s commitment to make any further Credit Extensions. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

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5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank); and

B.	such other documents as Bank may request, in its reasonable discretion.

6. ADDITIONAL COVENANTS; RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of November 30, 2011, as amended and supplemented through and as of the Tenth Loan Modification (Domestic) Effective Date with the additional disclosures attached as Exhibit A hereto, if any, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate, as so updated, remain true and correct in all material respects as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

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9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of each of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Tenth Loan Modification (Domestic) Effective Date.

BORROWER:

STEREOTAXIS, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	Chief Financial Officer

STEREOTAXIS INTERNATIONAL, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	President and Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ Tom Hertzberg
Name:	Tom Hertzberg
Title:	Vice President

[Signature page to Tenth Loan Modification Agreement (Domestic)]

Exhibit A

Updates to Perfection Certificate, if any

(See attached.)

Exhibit B to Tenth Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	STEREOTAXIS, INC. and STEREOTAXIS INTERNATIONAL, INC.

The undersigned authorized officer of STEREOTAXIS, INC., a Delaware corporation and STEREOTAXIS INTERNATIONAL, INC. (collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue and Inventory Reports	Monthly within 30 days	Yes No
Transaction Reports	Weekly, within 5 days when there are outstanding Advances under the Revolving Line, and with each request for a Credit Extension	Yes No
Projections	Annually within 30 days prior to FYE	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Tangible Net Worth * (tested quarterly)		$	Yes No
Minimum Liquidity Ratio (tested monthly)	1.50:1.00	:1.00	Yes No

*	See Section 6.9(a) of the Loan Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

STEREOTAXIS, INC.	BANK USE ONLY
STEREOTAXIS INTERNATIONAL, INC.
Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Tangible Net Worth (Section 6.9(a))

Required: Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) the following amounts for each quarterly period listed below:

Quarterly Period Ending	Minimum Tangible Net Worth (tangible net loss no worse than)

March 31, 2015, June 30, 2015 and September 30, 2015	($21,500,000)

December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016	($22,500,000)

December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017	($23,500,000)

December 31, 2017 and March 31, 2018	($24,500,000)

Actual:

A.	Consolidated total assets of Borrower and its Subsidiaries	$

B.	Amounts attributable to Goodwill	$

C.	Intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses)	$

D.	Notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$

E.	Reserves not already deducted from assets	$

F.	Intangible assets [line B plus line C plus line D plus line E]	$

G.	Total Liabilities (including, without limitation, the Cowen Indebtedness)	$

H.	Mark-to-market liabilities established in accordance with GAAP as a result of non-cash, mark-to-market adjustments, of the value of warrants and other derivative liabilities of the Borrower	$

I.	TANGIBLE NET WORTH [line A minus line F minus line G plus line H]	$

Is line I equal to or greater than (no worse than) [$        ]?

No, not in compliance	Yes, in compliance

II.	Liquidity Ratio (Section 6.9(b))

Required: A Liquidity Ratio of greater than 1.50:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

Actual:

A.	Borrower’s unrestricted cash at Bank	$

B.	Borrower’s Eligible Accounts (excluding the Biosense Accounts)	$

C.	LIQUIDITY [line A plus line B]	$

D.	Total outstanding Obligations of Borrower owed to Bank (other than Short Term Advances)	$

E.	LIQUIDITY RATIO [line C divided by line D]	$

Is line E greater than 1.50:1.00?

No, not in compliance	Yes, in compliance